Exhibit 10.4

CORSAIR GAMING, INC.

2020 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I.

PURPOSE, SCOPE AND ADMINISTRATION OF THE PLAN

1.1 Purpose and Scope. The purpose of the Corsair Gaming, Inc. 2020 Employee Stock Purchase Plan, as it may be amended from time to time, (the “Plan”) is to assist employees of Corsair Gaming, Inc., a Delaware corporation, (the “Company”) and its Designated Subsidiaries in acquiring a stock ownership interest in the Company and to help such employees provide for their future security and to encourage them to remain in the employment of the Company and its Subsidiaries.

The Plan consists of two components: the Section 423 Component and the Non-Section 423 Component. The Section 423 Component is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and shall be administered, interpreted and construed in a manner consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes the grant of Options under the Non-Section 423 Component, which need not qualify as Options granted pursuant to an “employee stock purchase plan” under Section 423 of the Code; such Options granted under the Non-Section 423 Component shall be granted pursuant to separate Offerings containing such sub-plans, appendices, rules or procedures as may be adopted by the Administrator and designed to achieve tax, securities laws or other objectives for Eligible Employees and the Designated Subsidiaries in locations outside of the United States. Except as otherwise provided herein, the Non-Section 423 Component will operate and be administered in the same manner as the Section 423 Component. Offerings intended to be made under the Non-Section 423 Component will be designated as such by the Administrator at or prior to the time of such Offering.

For purposes of this Plan, the Administrator may designate separate Offerings under the Plan, the terms of which need not be identical, in which Eligible Employees will participate, even if the dates of the applicable Offering Period(s) in each such Offering is identical, provided that the terms of participation are the same within each separate Offering under the Section 423 Component as determined under Section 423 of the Code. Solely by way of example and without limiting the foregoing, the Company could, but shall not be required to, provide for simultaneous Offerings under the Section 423 Component and the Non-Section 423 Component of the Plan.

ARTICLE II.

DEFINITIONS

Whenever the following terms are used in the Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The singular pronoun shall include the plural where the context so indicates.

2.1 “Administrator” shall mean the Committee, or such individuals to which authority to administer the Plan has been delegated under Section 7.1 hereof.

2.2 “Agent” means the brokerage firm, bank or other financial institution, entity or person(s), if any, engaged, retained, appointed or authorized to act as the agent of the Company or an Employee with regard to the Plan.

2.3 “Board” shall mean the Board of Directors of the Company.

2.4 “Code” shall mean the U.S. Internal Revenue Code of 1986, as amended.

2.5 “Committee” shall mean the Compensation Committee of the Board.

2.6 “Common Stock” shall mean the common stock of the Company.

2.7 “Company” shall have such meaning as set forth in Section 1.1 hereof.

2.8 “Compensation” of an Employee shall mean the regular earnings or base salary paid to the Employee from the Company on each Payday as compensation for services to the Company or any Designated Subsidiary, before deduction for any salary deferral contributions made by the Employee to any tax-qualified or nonqualified deferred compensation plan, including overtime, shift differentials, vacation pay, salaried production schedule premiums, holiday pay, jury duty pay, funeral leave pay, paid time off, military pay and prior week adjustments, but excluding bonuses, commissions, education or tuition reimbursements, imputed income arising under any group insurance or benefit program, travel expenses, business and moving reimbursements, including tax gross ups and taxable mileage allowance, income received in connection with any stock options, restricted stock, restricted stock units or other compensatory equity awards and all contributions made by the Company or any Designated Subsidiary for the Employee’s benefit under any employee benefit plan now or hereafter established.. For any Participants in non-U.S. jurisdictions, any equivalent amounts of the foregoing compensation shall be determined by the Administrator. Such Compensation shall be calculated before deduction of any income or employment tax withholdings, but shall be withheld from the Employee’s net income.

2.9 “Designated Subsidiary” shall mean each Subsidiary that has been designated by the Board or Committee from time to time in its sole discretion as eligible to participate in the Plan, including any Subsidiary in existence on the Effective Date and any Subsidiary formed or acquired following the Effective Date, in accordance with Section 7.2 hereof, such designation to specify whether such participation is in the Section 423 Component or Non-Section 423 Component. A Designated Subsidiary may participate in either the Section 423 Component or Non-Section 423 Component, but not both. The designation by the Administrator of Designated Subsidiaries and changes in such designations by the Administrator shall not require stockholder approval. Only Subsidiary Corporations may be designated as Designated Subsidiaries for purposes of the Section 423 Component, and if an entity does not so qualify, it shall automatically be deemed to be a Designated Subsidiary in the Non-Section 423 Component.

2.10 “Effective Date” shall mean the date immediately prior to the date Company’s registration statement relating to its initial public offering becomes effective, provided that the Board has adopted the Plan prior to or on such date, subject to approval of the Plan by the Company’s stockholders.

2.11 “Eligible Employee” shall mean an Employee of the Company or a Designated Subsidiary who does not, immediately after any rights under this Plan are granted, own (directly or through attribution) stock possessing five percent (5%) or more of the total combined voting power or value of all classes of Common Stock or other stock of the Company, a Parent or a Subsidiary Corporation (as determined under Section 423(b)(3) of the Code). For purposes of the foregoing sentence, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock that an Employee may purchase under outstanding options shall be treated as stock owned by the Employee; provided, however, that the Administrator may provide in an Offering Document that an Employee shall not be eligible to participate in an Offering if: (a) such Employee’s customary employment is for twenty hours or less per week; (b) such Employee’s customary employment is for less than five months in any calendar year; (c) such Employee is a highly compensated employee within the meaning of Section 423(b)(4)(D) of the Code, (d) such Employee has not met a service requirement designated by the Administrator pursuant to Section 423(b)(4)(A) of the Code (which service requirement may not exceed two years), and/or (e) such Employee is a citizen or resident of a foreign jurisdiction if the grant of a right to purchase Common Stock under the Plan to such Employee would be prohibited under the laws of such foreign jurisdiction or the grant of an option to such Employee in compliance with the laws of such foreign jurisdiction would cause the Section 423 Component, any Offering or any purchase right to violate the requirements of Section 423 of the Code, as determined by the Administrator in its sole discretion; provided, further, that any exclusion in clauses (a), (b), (c), (d) or (e) shall be applied in an identical manner under each Offering to all Employees of the Designated Subsidiaries in such Offering, in accordance with Treasury Regulation Section 1.423-2(e). With respect to the Non-Section 423 Component, all of the foregoing rules shall apply in determining who is an “Eligible Employee,” except (A) the Administrator may limit eligibility further within a Designated Subsidiary so as to only designate some Employees of a Designated Subsidiary as Eligible Employees, and (B) to the extent the foregoing eligibility rules are not consistent with applicable local laws.

2.12 “Employee” shall mean any person who renders services to the Company or a Designated Subsidiary in the status of an employee, and, with respect to the Section 423 Component, a person who is an officer or other employee (as defined in accordance with Section 3401(c) of the Code). For purposes of the Section 423 Component, “Employee” shall not include any director of the Company or a Designated Subsidiary who does not render services to the Company or a Designated Subsidiary in the status of an employee within the meaning of Section 3401(c) of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company or Designated Subsidiary and, which for purposes of the Section 423 Component, must meet the requirements of Treasury Regulation Section 1.421-1(h)(2). For purposes of the Section 423 Component, where the period of leave exceeds three (3) months, or such other period specified in Treasury Regulation Section 1.421-1(h)(2), and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three (3)-month period, or such other period specified in Treasury Regulation Section 1.421-1(h)(2).

2.13 “Enrollment Date” shall mean the first date of each Offering Period.

2.14 “Exercise Date” shall mean the last Trading Day of each Offering Period, except as provided in Section 5.2 hereof.

2.15 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.16 “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(a) If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) listed on any national market system or (iii) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on such date, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c) If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

2.17 “Grant Date” shall mean the first Trading Day of an Offering Period.

2.18 “New Exercise Date” shall have such meaning as set forth in Section 5.2(b) hereof.

2.19 “Non-Section 423 Component” means those Offerings under the Plan, together with the sub-plans, appendices, rules or procedures, if any, adopted by the Administrator as a part of this Plan, in each case, pursuant to which Options may be granted to non-U.S. Eligible Employees that need not satisfy the requirements for Options granted pursuant to an “employee stock purchase plan” that are set forth under Section 423 of the Code.

2.20 “Offering” means an offer under the Plan of an Option that may be exercised during an Offering Period as further described in Section 4 hereof. Unless otherwise specified by the Administrator, each Offering to the Eligible Employees of the Company or a Designated Subsidiary shall be deemed a separate Offering, even if the dates and other terms of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by Treas. Reg. § 1.423-2(a)(1), the terms of each separate Offering under the Section 423 Component need not be identical, provided that the terms of the Section 523 Component and an Offering thereunder together satisfy Treas. Reg. § 1.423-2(a)(2) and (a)(3).

2.21 “Offering Period” shall mean such period of time commencing on such date(s) as determined by the Board or Committee, in its sole discretion, and with respect to which Options shall be granted to Participants. The duration and timing of Offering Periods may be established or changed by the Board or Committee at any time, in its sole discretion. Notwithstanding the foregoing, in no event may an Offering Period exceed twenty-seven (27) months.

2.22 “Option” shall mean the right to purchase shares of Common Stock pursuant to the Plan during each Offering Period.

2.23 “Option Price” shall mean the purchase price of a share of Common Stock hereunder as provided in Section 4.2 hereof.

2.24 “Parent” means any entity that is a parent corporation of the Company within the meaning of Section 424 of the Code and the Treasury Regulations thereunder.

2.25 “Participant” shall mean any Eligible Employee who elects to participate in the Plan.

2.26 “Payday” shall mean the regular and recurring established day for payment of Compensation to an Employee of the Company or any Designated Subsidiary.

2.27 “Purchase Period” means such period of time within an Offering Period commencing on such date(s) as determined by the Board or Committee, in its sole discretion. The duration and timing of Purchase Periods may be established or changed by the Board or Committee at any time, in its sole discretion. Notwithstanding the foregoing, in no event may a Purchase Period exceed the duration of the Offering Period under which it is established

2.28 “Plan” shall have such meaning as set forth in Section 1.1 hereof.

2.29 “Plan Account” shall mean a bookkeeping account established and maintained by the Company in the name of each Participant.

2.30 “Section 423 Component” means those Offerings under the Plan that are intended to meet the requirements under Section 423(b) of the Code.

2.31 “Section 423 Option” shall have such meaning as set forth in Section 3.1(b) hereof.

2.32 “Subsidiary” shall mean any entity that is a subsidiary corporation of the Company within the meaning of Section 424 of the Code and the Treasury Regulations thereunder. In addition, with respect to any Offering pursuant to the Non-Section 423 Component only, Subsidiary may also include any corporate or noncorporate entity in which the Company has a direct or indirect equity interest or significant business relationship.

2.33 “Trading Day” shall mean a day on which the principal securities exchange on which the Common Stock is listed is open for trading or, if the Common Stock is not listed on a securities exchange, shall mean a business day, as determined by the Administrator in good faith.

2.34 “Withdrawal Election” shall have such meaning as set forth in Section 6.1(a) hereof.

ARTICLE III.

PARTICIPATION

3.1 Eligibility.

(a) Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of Articles IV and V hereof, and, for the Section 423 Component, the limitations imposed by Section 423(b) of the Code and the Treasury Regulations thereunder.

(b) No Eligible Employee shall be granted an Option under the Section 423 Component which permits the Participant’s rights to purchase shares of Common Stock under the Plan, and to purchase stock under all other employee stock purchase plans of the Company, any Parent or any Subsidiary subject to the Section 423 of the Code (any such Option or other option, a “Section 423 Option”), to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time the Section 423 Option is granted) for each calendar year in which any Section 423 Option granted to the Participant is outstanding at any time. For purposes of the limitation imposed by this subsection,

(i) the right to purchase stock under a Section 423 Option accrues when the Section 423 Option (or any portion thereof) first becomes exercisable during the calendar year,

(ii) the right to purchase stock under a Section 423 Option accrues at the rate provided in the Section 423 Option, but in no case may such rate exceed $25,000 of fair market value of such stock (determined at the time such option is granted) for any one calendar year, and

(iii) a right to purchase stock which has accrued under a Section 423 Option may not be carried over to any other Section 423 Option; provided that Participants may carry forward amounts so accrued that represent a fractional share of stock and were withheld but not applied towards the purchase of Common Stock under an earlier Offering Period, and may apply such amounts towards the purchase of additional shares of Common Stock under a subsequent Offering Period.

The limitation under this Section 3.1(b) shall be applied in accordance with Section 423(b)(8) of the Code and the Treasury Regulations thereunder.

3.2 Election to Participate; Payroll Deductions

(a) Except as provided in Section 3.3 hereof, an Eligible Employee may become a Participant in the Plan only by means of payroll deduction. Each individual who is an Eligible Employee as of an Offering Period’s Enrollment Date may elect to participate in such Offering Period and the Plan by delivering to the Company a payroll deduction authorization no later such period of time prior to the applicable Enrollment Date as determined by the Administrator, in its sole discretion.

(b) Subject to Section 3.1(b) hereof and except as may otherwise be determined by the Administrator and/or as set forth in the Offering Document, payroll deductions (i) shall be equal to at least one percent (1%) of the Participant’s Compensation as of each Payday of the Offering Period following the Enrollment Date, but not more than fifteen percent (15%) of the Participant’s Compensation as of each Payday of the Offering Period following the Enrollment Date; and (ii) may be expressed as a whole number percentage. Amounts deducted from a Participant’s Compensation with respect to an Offering Period pursuant to this Section 3.2 shall be deducted each Payday through payroll deduction and credited to the Participant’s Plan Account.

(c) Unless otherwise determined by the Administrator and/or as set forth in the Offering Document, following at least one (1) payroll deduction, a Participant may decrease (to as low as zero) the amount deducted from such Participant’s Compensation only once during an Offering Period upon ten (10) calendar days’ prior written notice to the Company. Unless otherwise determined by the Administrator and/or as set forth in the

Offering Document, a Participant may not increase the amount deducted from such Participant’s Compensation during an Offering Period.

(d) Notwithstanding the foregoing, upon the termination of an Offering Period, each Participant in such Offering Period shall automatically participate in the immediately following Offering Period at the same payroll deduction percentage or fixed amount as in effect at the termination of the prior Offering Period, unless such Participant delivers to the Company a different election with respect to the successive Offering Period in accordance with Section 3.2(a) hereof, or unless such Participant becomes ineligible for participation in the Plan.

(e) Notwithstanding any other provisions of the Plan to the contrary, in non-U.S. jurisdictions where participation in the Plan through payroll deductions is prohibited, the Administrator may provide that an Eligible Employee may elect to participate through contributions to the Participant’s account under the Plan in a form acceptable to the Administrator in lieu of or in addition to payroll deductions; provided, however, that, for any Offering under the Section 423 Component, the Administrator must determine that any alternative method of contribution is applied on an equal and uniform basis to all Eligible Employees in the Offering.

(f) The Administrator shall have the authority to determine which Designated Subsidiaries shall participate in the Non-Section 423 Component and which shall participate in the Section 423 Component.

3.3 Leave of Absence. During leaves of absence approved by the Company meeting the requirements of Treasury Regulation Section 1.421-1(h)(2) under the Code, a Participant may continue participation in the Plan by making cash payments to the Company on his or her normal payday equal to his or her authorized payroll deduction.

ARTICLE IV.

PURCHASE OF SHARES

4.1 Grant of Option. The Company may make one or more Offerings under the Plan, which may be successive or overlapping with one another, until the earlier of: (i) the date on which the Shares available under the Plan have been sold or (ii) the date on which the Plan is suspended or terminates. The Administrator shall designate the terms and conditions of each Offering in writing, including without limitation, the Offering Period and the Purchase Periods, as set forth in an offering document (the “Offering Document”). Each Participant shall be granted an Option with respect to an Offering Period on the applicable Grant Date. Subject to the limitations of Section 3.1(b) hereof, the number of shares of Common Stock subject to a Participant’s Option shall be determined by dividing (a) such Participant’s payroll deductions accumulated prior to an Exercise Date and retained in the Participant’s Plan Account on such Exercise Date by (b) the applicable Option Price; provided that, unless otherwise set forth in the Offering Document, in no event shall a Participant be permitted to purchase during each Offering Period more than 5,000 shares of Common Stock (subject to any adjustment pursuant to Section 5.2 hereof). The Administrator and/or the Offering Document may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that a Participant may purchase during such future Offering Periods. Each Option shall expire on the Exercise Date for the applicable Offering Period immediately after the automatic exercise of the Option in accordance with Section 4.3 hereof, unless such Option terminates earlier in accordance with Article 6 hereof.

4.2 Option Price. The “Option Price” per share of Common Stock to be paid by a Participant upon exercise of the Participant’s Option on the applicable Exercise Date for an Offering Period shall be equal to eighty five percent (85%) of the lesser of the Fair Market Value of a share of Common Stock on (a) the applicable Grant Date and (b) the applicable Exercise Date; provided that in no event shall the Option Price per share of Common Stock be less than the par value per share of the Common Stock.

4.3 Purchase of Shares.

(a) On the applicable Exercise Date for an Offering Period, each Participant shall automatically and without any action on such Participant’s part be deemed to have exercised his or her Option to purchase at the applicable per share Option Price the largest number of whole shares of Common Stock which can be purchased with the amount in the Participant’s Plan Account. Except as may otherwise be provided by the Administrator with respect to any Purchase Period or Offering Period and/or as set forth in the Offering Document, any balance less than the per share Option Price that is remaining in the Participant’s Plan Account (after exercise of such Participant’s Option) as of the Exercise Date shall be carried forward to the next Purchase Period or Offering Period, unless the Participant has elected to withdraw from the Plan pursuant to Section 6.1 hereof or, pursuant to Section 6.2 hereof, such Participant has ceased to be an Eligible Employee. Any balance not carried forward to the next Purchase Period or Offering Period in accordance with the prior sentence promptly shall be refunded to the applicable Participant. For the avoidance of doubt, in no event shall an amount greater than or equal to the per share Option Price as of an Exercise Date be carried forward to the next Purchase Period or Offering Period.

(b) As soon as practicable following the applicable Exercise Date, the number of shares of Common Stock purchased by such Participant pursuant to Section 4.3(a) hereof shall be delivered (either in share certificate or book entry form), in the Company’s sole discretion, to either (i) the Participant or (ii) an account established in the Participant’s name at a stock brokerage or other financial services firm designated by the Company. If the Company is required to obtain from any commission or agency authority to issue any such shares of Common Stock, the Company shall seek to obtain such authority. Inability of the Company to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance of any such shares shall relieve the Company from liability to any Participant except to refund to the Participant such Participant’s Plan Account balance, without interest thereon. The Company may require that such shares of Common Stock be retained with a particular broker or agent for a designated period of time and/or may establish other procedures to permit tracking of qualifying and disqualifying dispositions of such shares of Common Stock.

4.4 Automatic Termination of Offering Period. Except as otherwise determined by the Administrator and/or as set forth in the Offering Document, if the Fair Market Value of a share of Common Stock on any Exercise Date (except the final scheduled Exercise Date of any Offering Period) is lower than the Fair Market Value of a share of Common Stock on the Grant Date for an Offering Period, then such Offering Period shall terminate on such Exercise Date after the automatic exercise of the Option in accordance with Section 4.3 hereof, and each Participant shall automatically be enrolled in the Offering Period that commences immediately following such Exercise Date and such Participant’s payroll deduction authorization shall remain in effect for such Offering Period.

4.5 Transferability of Rights. An Option granted under the Plan shall not be transferable, other than by will or the applicable laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. No option or interest or right to the Option shall be available to pay off any debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempt at disposition of the Option shall have no effect.

ARTICLE V.

PROVISIONS RELATING TO COMMON STOCK

5.1 Common Stock Reserved. Subject to adjustment as provided in Section 5.2 hereof, the maximum number of shares of Common Stock that shall be made available for sale under the Plan shall be the sum of (a) 1,025,000 shares and (b) an annual increase on the first day of each year beginning in 2021 and ending in 2030 equal to the lesser of (i) one percent (1%) of the shares outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (ii) such number of shares as may be determined by the Board; provided, however, no more than 20,000,000 shares may be issued under the Plan. All or any portion of such maximum number of shares may be issued under the Section 423 Component. Shares made available for sale under the Plan may be authorized but unissued shares, treasury shares of Common Stock, or reacquired shares reserved for issuance under the Plan.

5.2 Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under Option, as well as the price per share and the number of shares of Common Stock covered by each Option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Administrator shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 6.1 hereof or the Participant has ceased to be an Eligible Employee as provided in Section 6.2 hereof.

(c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding Option shall be assumed or an equivalent Option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, any Offering Periods then in progress shall be shortened by setting a New Exercise Date and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Administrator shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 6.1 hereof or the Participant has ceased to be an Eligible Employee as provided in Section 6.2 hereof.

5.3 Insufficient Shares. If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which Options are to be exercised may exceed the number of shares of Common Stock remaining available for sale under the Plan on such Exercise Date, the Administrator shall make a pro rata allocation of the shares of Common Stock available for issuance on such Exercise Date in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising Options to purchase Common Stock on such Exercise Date, and unless additional shares are authorized for issuance under the Plan, no further Offering Periods shall take place and the Plan shall terminate pursuant to Section 7.5 hereof. If an Offering Period is so terminated, then the balance of the amount credited to the Participant’s Plan Account which has not been applied to the purchase of shares of Common Stock shall be paid to such Participant in one lump sum in cash within thirty (30) days after such Exercise Date, without any interest thereon.

5.4 Rights as Stockholders. With respect to shares of Common Stock subject to an Option, a Participant shall not be deemed to be a stockholder of the Company and shall not have any of the rights or privileges of a stockholder. A Participant shall have the rights and privileges of a stockholder of the Company when, but not until, shares of Common Stock have been deposited in the designated brokerage account following exercise of his or her Option.

ARTICLE VI.

TERMINATION OF PARTICIPATION

6.1 Cessation of Contributions; Voluntary Withdrawal.

(a) A Participant may cease payroll deductions during an Offering Period and elect to withdraw from the Plan by delivering written notice of such election to the Company in such form and at such time prior to the Exercise Date for such Offering Period as may be established by the Administrator (a “Withdrawal Election”). A Participant electing to withdraw from the Plan may elect to either (i) withdraw all of the funds then credited to the Participant’s Plan Account as of the date on which the Withdrawal Election is received by the Company, in which case amounts credited to such Plan Account shall be returned to the Participant in one (1) lump-sum payment in cash within thirty (30) days after such election is received by the Company, without any interest thereon, and the Participant shall cease to participate in the Plan and the Participant’s Option for such Offering Period shall terminate; or (ii) exercise the Option for the maximum number of whole shares of Common Stock on the applicable Exercise Date with any remaining Plan Account balance returned to the Participant in one (1) lump-sum payment in cash within thirty (30) days after such Exercise Date, without any interest thereon, and after such exercise cease to participate in the Plan. Upon receipt of a Withdrawal Election, the Participant’s payroll deduction authorization and his or her Option to purchase under the Plan shall terminate.

(b) A participant’s withdrawal from the Plan shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.

(c) Except as otherwise permitted by the Administrator and/or as set forth in the Offering Document, a Participant who ceases contributions to the Plan during any Offering Period shall not be permitted to resume contributions to the Plan during that Offering Period.

6.2 Termination of Eligibility. Upon a Participant’s ceasing to be an Eligible Employee, for any reason, such Participant’s Option for the applicable Offering Period shall automatically terminate, he or she shall be deemed to have elected to withdraw from the Plan, and such Participant’s Plan Account shall be paid to such Participant or, in the case of his or her death, to the person or persons entitled thereto pursuant to applicable law, within thirty (30) days after such cessation of being an Eligible Employee, without any interest thereon. If a Participant transfers employment from the Company or any Designated Subsidiary participating in the Section 423 Component to any Designated Subsidiary participating in the Non-Section 423 Component, such transfer shall not be treated as a termination of employment, but the Participant shall immediately cease to participate in the Section 423 Component; however, any contributions made for the Offering Period in which such transfer occurs shall be transferred to the Non-Section 423 Component, and such Participant shall immediately join the then-current Offering under the Non-Section 423 Component upon the same terms and conditions in effect for the Participant’s participation in the Section 423 Component, except for such modifications otherwise applicable for Participants in such Offering. A Participant who transfers employment from any Designated Subsidiary participating in the Non-Section 423 Component to the Company or any Designated Subsidiary participating in the Section 423 Component shall not be treated as terminating the Participant’s employment and shall remain a Participant in the Non-Section 423 Component until the earlier of (i) the end of the current Offering Period under the Non-Section 423 Component, or (ii) the Enrollment Date of the first Offering Period in which the Participant is eligible to participate following such transfer. Notwithstanding the foregoing, the Administrator may establish different rules to govern transfers of employment between companies participating in the Section 423 Component and the Non-Section 423 Component, consistent with the applicable requirements of Section 423 of the Code.

ARTICLE VII.

GENERAL PROVISIONS

7.1 Administration.

(a) The Plan shall be administered by the Committee, which shall be composed of members of the Board. The Committee may delegate administrative tasks under the Plan to the services of an Agent and/or Employees to assist in the administration of the Plan, including establishing and maintaining an individual securities account under the Plan for each Participant.

(b) It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To establish and terminate Offerings;

(ii) To determine when and how Options shall be granted and the provisions and terms of each Offering (which need not be identical);

(iii) To select Designated Subsidiaries in accordance with Section 7.2 hereof; and

(iv) To construe and interpret the Plan, the terms of any Offering and the terms of the Options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, any Offering or any Option, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effect, subject to Section 423 of the Code for the Section 423 Component and the Treasury Regulations thereunder.

(c) The Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding handling of participation elections, payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.

(d) The Administrator may adopt sub-plans applicable to particular Designated Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 5.1 hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

(e) All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company. The Administrator may, with the approval of the Committee, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Administrator, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Board or Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the options, and all members of the Board or Administrator shall be fully protected by the Company in respect to any such action, determination, or interpretation.

7.2 Designation of Subsidiary Corporations. The Board or Committee shall designate from among the Subsidiaries, as determined from time to time, the Subsidiary or Subsidiaries that shall constitute Designated Subsidiaries, and determine whether such Designated Subsidiaries shall participate in the Section 423 Component or

Non-Section 423 Component. The Board or Committee may designate a Subsidiary, or terminate the designation of a Subsidiary, without the approval of the stockholders of the Company.

7.3 Reports. Individual accounts shall be maintained for each Participant in the Plan. Statements of Plan Accounts shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Option Price, the number of shares purchased and the remaining cash balance, if any.

7.4 No Right to Employment. Nothing in the Plan shall be construed to give any person (including any Participant) the right to remain in the employ of the Company, a Parent or a Subsidiary or to affect the right of the Company, any Parent or any Subsidiary to terminate the employment of any person (including any Participant) at any time, with or without cause, which right is expressly reserved.

7.5 Amendment and Termination of the Plan.

(a) The Board may, in its sole discretion, amend, suspend or terminate the Plan at any time and from time to time; provided, however, that without approval of the Company’s stockholders given within twelve (12) months before or after action by the Board, the Plan may not be amended to increase the maximum number of shares of Common Stock subject to the Plan or change the designation or class of Eligible Employees.

(b) In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, to the extent permitted under Section 423 of the Code for the Section 423 Component, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) altering the Option Price for any Offering Period including an Offering Period underway at the time of the change in Option Price;

(ii) shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Administrator action; and

(iii) allocating shares of Common Stock.

Such modifications or amendments shall not require stockholder approval or the consent of any Participant.

(c) Upon termination of the Plan, the balance in each Participant’s Plan Account shall be refunded as soon as practicable after such termination, without any interest thereon.

7.6 Use of Funds; No Interest Paid. All funds received by the Company by reason of purchase of shares of Common Stock under the Plan shall be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose, except for funds contributed under Offerings in which the local law of a non-U.S. jurisdiction requires that contributions to the Plan by Participants be segregated from the Company’s general corporate funds and/or deposited with an independent third party for Participants in non-U.S. jurisdictions. No interest shall be paid to any Participant or credited under the Plan, except as may be required by local law in a non-U.S. jurisdiction. If the segregation of funds and/or payment of interest on any Participant’s account is so required, such provisions shall apply to all Participants in the relevant Offering except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f). With respect to any Offering under the Non-Section 423 Component, the payment of interest shall apply as determined by the Administrator (but absent any such determination, no interest shall apply).

7.7 Term; Approval by Stockholders. No Option may be granted during any period of suspension of the Plan or after termination of the Plan. The Plan shall be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. Options may be granted prior to such stockholder approval; provided, however, that such Options shall not be exercisable prior to the time when the Plan is approved by the stockholders; provided, further that if such approval has not been obtained by the end of said twelve (12)-month period, all Options previously granted under the Plan shall thereupon terminate and be canceled and become null and void without being exercised.

7.8 Effect Upon Other Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company, any Parent or any Subsidiary (a) to establish any other forms of incentives or compensation for Employees of the Company or any Parent or any Subsidiary, or (b) to grant or assume Options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

7.9 Conformity to Securities Laws. Notwithstanding any other provision of the Plan, the Plan and the participation in the Plan by any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemption rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

7.10 Notice of Disposition of Shares. Each Participant in the Section 423 Component shall give the Company prompt notice of any disposition or other transfer of any shares of Common Stock, acquired pursuant to the exercise of an Option granted under the Section 423 Component, if such disposition or transfer is made (a) within two (2) years after the applicable Grant Date or (b) within one (1) year after the transfer of such shares of Common Stock to such Participant upon exercise of such Option. The Company may direct that any certificates evidencing shares acquired pursuant to the Plan refer to such requirement.

7.11 Tax Withholding. The Company or any Parent or any Subsidiary shall be entitled to require payment in cash or deduction from other compensation payable to each Participant of any sums required by federal, state or local tax law to be withheld with respect to any purchase of shares of Common Stock under the Plan or any sale of such shares.

7.12 Governing Law. The Plan and all rights and obligations thereunder shall be construed and enforced in accordance with the laws of the State of Delaware without regard to the conflict of law rules thereof or of any other jurisdiction.

7.13 Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

7.14 Conditions To Issuance of Shares.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing shares of Common Stock pursuant to the exercise of an Option by a Participant, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such shares of Common Stock is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any securities exchange or automated quotation system on which the shares of Common Stock are listed or traded, and the shares of Common Stock are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Participant make such reasonable covenants, agreements, and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

(b) All certificates for shares of Common Stock delivered pursuant to the Plan and all shares of Common Stock issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the shares of Common Stock are listed, quoted, or traded. The Committee may place legends on any certificate or book entry evidencing shares of Common Stock to reference restrictions applicable to the shares of Common Stock.

(c) The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Option, including a window-period limitation, as may be imposed in the sole discretion of the Committee.

(d) Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company may, in lieu of delivering to any Participant certificates evidencing shares of Common Stock issued in connection with any Option, record the issuance of shares of Common Stock in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

7.15 Equal Rights and Privileges. All Eligible Employees of the Company (or of any Designated Subsidiary) granted Options pursuant to an Offering under the Section 423 Component shall have equal rights and privileges under this Plan to the extent required under Section 423 of the Code or the regulations promulgated thereunder so that the Section 423 Component qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code or the Treasury Regulations thereunder. Any provision of the Section 423 Component that is inconsistent with Section 423 of the Code or the Treasury Regulations thereunder shall, without further act or amendment by the Company or the Board, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code. Eligible Employees participating in the Non-Section 423 Component need not have the same rights and privileges as Eligible Employees participating in the Section 423 Component.

7.16 Rules Particular to Specific Countries. Notwithstanding anything herein to the contrary, the terms and conditions of the Plan with respect to Participants who are tax residents of a particular non-U.S. country or who are foreign nationals or employed in non-U.S. jurisdictions may be subject to an addendum to the Plan in the form of an appendix or sub-plan (which appendix or sub-plan may be designed to govern Offerings under the Section 423 Component or the Non-Section 423 Component, as determined by the Administrator). To the extent that the terms and conditions set forth in an appendix or sub-plan conflict with any provisions of the Plan, the provisions of the appendix or sub-plan shall govern. The adoption of any such appendix or sub-plan shall be pursuant to Section 7.1 above. Without limiting the foregoing, the Administrator is specifically authorized to adopt rules and procedures, with respect to Participants who are foreign nationals or employed in non-U.S. jurisdictions, regarding the exclusion of particular Subsidiaries from participation in the Plan, eligibility to participate, the definition of Compensation, handling of payroll deductions or other contributions by Participants, payment of interest, conversion of local currency, data privacy security, payroll tax, withholding procedures, establishment of bank or trust accounts to hold payroll deductions or contributions. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding the exclusion of particular Subsidiaries from participation in the Plan, eligibility to participate, the definition of Compensation, handling of payroll deductions or other contributions by Participants, payment of interest, conversion of local currency, data privacy security, payroll tax, withholding procedures, establishment of bank or trust accounts to hold payroll deductions or contributions, determination of beneficiary designation requirements, and handling of stock certificates. The Administrator also is authorized to determine that, to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f), the terms of a purchase right granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of purchase rights granted under the Plan or the same Offering to Employees resident solely in the U.S. To the extent any sub-plan or appendix or other changes approved by the Administrator are inconsistent with the requirements of Section 423 of the Code or would jeopardize the tax-qualified status of the Section 423 Component, the change shall cause the Designated Subsidiaries affected thereby to be considered Designated Subsidiaries in a separate Offering under the Non-Section 423 Component instead of the Section 423 Component. To the extent any Employee of a Designated Subsidiary in the Section 423 Component is a citizen or resident of a foreign jurisdiction (without regard to whether they are also a U.S. citizen or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) and compliance with the laws of the foreign jurisdiction would cause the Section 423 Component, any Offering or the option to violate the requirements of Section 423 of the Code, such Employee shall be considered a Participant in a separate Offering under the Non-Section 423 Component.

Notwithstanding any other provisions of the Plan to the contrary, in non-U.S. jurisdictions where participation in the Plan through payroll deductions is prohibited, the Administrator may provide that an Eligible

Employee may elect to participate through contributions to his or her account under the Plan in a form acceptable to the Administrator in lieu of or in addition to payroll deductions; provided, however, that, for any Offering under the Section 423 Component, the Administrator must determine that any alternative method of contribution is applied on an equal and uniform basis to all Eligible Employees in the Offering.

7.17 Transfer of Employment. A transfer of employment from one Designated Subsidiary to another shall not be treated as a termination of employment. If a Participant transfers employment from the Company or any Designated Subsidiary participating in the Section 423 Component to a Designated Subsidiary participating in the Non-Section 423 Component, he or she shall immediately cease to participate in the Section 423 Component; however, any payroll deductions made for the Offering Period in which such transfer occurs shall be transferred to the Non-Section 423 Component, and such Participant shall immediately join the then current Offering under the Non-Section 423 Component upon the same terms and conditions in effect for his or her participation in the Section 423 Component, except for such modifications otherwise applicable for Participants in such Offering. A Participant who transfers employment from a Designated Subsidiary participating in the Non-Section 423 Component to the Company or any Designated Subsidiary participating in the Section 423 Component shall remain a Participant in the Non-Section 423 Component until the earlier of (i) the end of the current Offering Period under the Non-Section 423 Component, or (ii) the Enrollment Date of the first Offering Period in which he or she is eligible to participate following such transfer. Notwithstanding the foregoing, the Administrator may establish different rules to govern transfers of employment between companies participating in the Section 423 Component and the Non-Section 423 Component, consistent with the applicable requirements of Section 423 of the Code.

7.18 Section 409A. The Section 423 Component of the Plan and the Options granted pursuant to Offerings thereunder are intended to be exempt from the application of Section 409A. Neither the Non-Section 423 Component nor any Option granted pursuant to an Offering thereunder is intended to constitute or provide for “nonqualified deferred compensation” within the meaning of Section 409A. Notwithstanding any provision of the Plan to the contrary, if the Administrator determines that any Option granted under the Plan may be or become subject to Section 409A or that any provision of the Plan may cause an Option granted under the Plan to be or become subject to Section 409A, the Administrator may adopt such amendments to the Plan and/or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions as the Administrator determines are necessary or appropriate to avoid the imposition of taxes under Section 409A, either through compliance with the requirements of Section 409A or with an available exemption therefrom.

* * * * * *

I hereby certify that the foregoing Corsair Gaming, Inc. 2020 Employee Stock Purchase Plan was duly approved by the Board of Directors of Corsair Gaming, Inc. on September 11, 2020.

I hereby certify that the foregoing Corsair Gaming, Inc. 2020 Employee Stock Purchase Plan was duly approved by the stockholders of Corsair Gaming, Inc. on September 15, 2020.

Executed on this 22nd day of September, 2020.

/s/ Carina Tan
Corporate Secretary

CORSAIR GAMING, INC.

2020 EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR

INTERNATIONAL PARTICIPANTS

1.	APPLICATION

This Sub-Plan for International Participants in the Corsair Gaming, Inc. 2020 Employee Stock Purchase Plan (this “Sub-Plan”) sets forth additional terms and conditions applicable to the rights granted to, and the shares of Stock purchased by, Eligible Employees in the countries set forth below.

The Plan and this Sub-Plan are complimentary to each other and shall be deemed as one. In any case of contradiction between the provisions of this Sub-Plan and the Plan, the provisions set out in the Sub-Plan shall prevail. Any capitalized terms used in this Sub-Plan but not defined shall have the meaning given to those terms in the Plan.

2.	GLOBAL PROVISIONS

(a) Data Protection. It shall be a term and condition for participation in the Plan that a Participant explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of a Participant’s personal “Data” (as defined below) by and among, as applicable, the Company, any Parent or Subsidiary and a Participant’s employing entity (the “Employer”), if different, and their affiliates (collectively, the “Company Group”) for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Company Group holds certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, e-mail address, date of birth, employee identification number, NRIC or passport number or equivalent, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). Data will be transferred to such stock plan service providers, as may be prudently selected by the Company, which are assisting the Company with the implementation, administration and management of the Plan. The recipients of the Data may be located in the United States of America or elsewhere (and, if the Participant is a resident of a member state of the European Union, may be outside the European Economic Area) and that the recipient’s country (e.g., the United States of America) may have different data privacy laws and protections than the Participant’s country. The Participant may request a list with the names and addresses of all recipients of the Data by contacting his or her local human resources representative. Each Participant hereby authorizes the Company Group and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan. Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Company will also make the Data available to public authorities where required under locally applicable law. A Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case, without cost, by contacting in writing the Participant’s local human resources representative. A Participant’s refusal to provide consent or withdrawal of consent may affect the Participant’s ability to participate in the Plan. This section applies to information held, used or disclosed in any medium.

If Participant resides in the UK or the European Union, the Company Group will hold, collect and otherwise process certain Data as set out in the applicable Company’s GDPR-compliant data privacy notice, which will be or has been provided to the Participant separately. All personal data will be treated in accordance with applicable data protection laws and regulations.

(b) English Language. By participating in the Plan, each Participant acknowledges that such Participant is proficient in the English language, or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Participant to understand the terms and conditions of the Plan, the Sub-Plan applicable to the Participant’s country of residence and any other related document under the Plan. If Participant has received the Plan, the Sub-

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Plan applicably to the Participant’s country of residence or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

(c) Currency. Each Participant understands that, if the Participant’s payroll deductions under the Plan are made in any currency other than U.S. dollars, such contributions will be converted to U.S. dollars on or prior to the date shares are purchased under the Plan using a prevailing exchange rate in effect at the time such conversion is performed, as determined by the Company. Each Participant understands and agrees that neither the Company, the Employer nor any affiliate shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the U.S. dollar that may affect the value of the purchase rights granted to the Participant under the Plan, or of any amounts due to the Participant under the Plan or as a result of the subsequent sale of any shares of Common Stock acquired under the Plan.

(d) Acknowledgment of Nature of Plan and Rights. In participating in the Plan, each Participant acknowledges that:

(i) for employment and labor law purposes, the rights granted and the shares of Common Stock purchased under the Plan are an extraordinary item that do not constitute wages of any kind for services of any kind rendered to the Company, any Parent or Subsidiary or the Employer, and the award of rights is outside the scope of Participant’s service contract, if any;

(ii) for employment and labor law purposes, the rights granted and the Common Stock purchased under the Plan are not part of normal or expected wages or salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, holiday pay, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer, any Parent or any Subsidiary of the Company;

(iii) the rights and the shares of Common Stock purchased under the Plan are not intended to be an integral component of compensation or to replace any pension rights or compensation;

(iv) neither the rights nor any provision of Plan or the policies adopted pursuant to the Plan confer upon any Participant any right with respect to service or continuation of current service and shall not be interpreted to form a service contract or relationship with the Company, the Employer, any Parent or any Subsidiary;

(v) the future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty;

(vi) if the underlying shares of Common Stock do not increase in value, the right may have no value; and

(vii) if a Participant acquires shares of Common Stock, the value of the shares of Common Stock acquired upon purchase may increase or decrease in value, even below the original price paid.

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CORSAIR GAMING, INC.

2020 EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR

INTERNATIONAL PARTICIPANTS

CANADA

1.	APPLICATION

This section sets forth additional terms and conditions applicable to the rights granted to, and the Shares purchased by, Eligible Employees who are (or are deemed to be) resident in Canada for the purpose of payment of taxes or who exercise all of their employment duties in Canada and forms an integral part of the Plan and Sub-Plan.

2.	LANGUAGE CONSENT

The parties acknowledge that it is their express wish that the Plan, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Consentement relatif à la langue utilisée. Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.

3.	TERMINATION OF EMPLOYMENT

The following provision replaces Section 6.2 of the Plan:

In the event of termination of an Eligible Employee’s employment, the Eligible Employee’s right to purchase Shares under the Plan, if any, will terminate, and he or she shall be deemed to have elected to withdraw from the Plan, effective as of the Eligible Employee’s Termination Date.

“Termination Date” means in respect of an Eligible Employee whose employment, term or office with a Participating Company terminates for any reason, including by reason of retirement, resignation, death, disability, termination without cause, termination for cause (being the unilateral termination of an Eligible Employee’s employment by a Participating Company for a reason or reasons that are recognized under applicable law as justifying such termination of employment without the requirement to give any notice of the termination of employment to the Eligible Employee or provide pay in lieu of such notice), the last day of the Eligible Employee’s employment or term of office with a Participating Company, which in the event of a termination without cause shall include any statutory period of notice of termination or pay in lieu but shall exclude any additional notice or severance periods or pay in lieu in respect of which the Eligible Employee is in receipt of or may be eligible to receive at common law, pursuant to a contract, or otherwise. For greater certainty, (a) a Termination Date shall be determined without reference to any statutory severance or any contractual or common law notice of termination or pay in lieu that the Participant is entitled to or in receipt of; and (b) in no event will the Eligible Employee receive less than that required by applicable minimum employment standards legislation. The Committee shall have the exclusive discretion to determine when the Eligible Employee is no longer employed for purposes of the Plan in accordance with the Plan documents and applicable law.

The payroll deductions credited to such Eligible Employee’s account during the Offering Period shall be paid to such Eligible Employee or, in the case of his or her death, to the person or persons entitled thereto under Section 6(b) of the Plan, as soon as reasonably practicable and such Eligible Employee’s rights for the Offering Period shall be automatically terminated on the effective date described in the previous paragraph.

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4.	APPROVED LEAVES OF ABSENCE

An Eligible Employee who is on an Approved Leave (as defined below) may, by written election, elect to suspend participation in the Plan, or, as applicable: (i) have payroll deductions in respect of the Plan continue; or (ii) where payroll deductions are not possible because the Approved Leave is unpaid, make cash payments to the Company, in the time and manner prescribed by the Company, with such payments to be equal to the amount of payroll deduction in effect in respect of the Plan for the pay period immediately prior to the Approved Leave.

“Approved Leave” means: (i) a paid leave of absence, approved by a Participating Company and paid through a Participating Company’s payroll, including, for greater certainty, a leave during which the Eligible Employee is in receipt of short-term disability benefits; or (ii) an unpaid leave of absence taken in accordance with applicable employment standards legislation during which the applicable legislation requires that the Eligible Employee be permitted to elect to continue participation in the Plan during the leave.

For greater certainty, a leave during which the Eligible Employee is in receipt of long-term disability benefits will not be considered an “Approved Leave.” To the extent a full Offering Period lapses without an Eligible Employee actively contributing to the Plan for such Offering Period, such Eligible Employee shall be considered to have reached his or her Termination Date, for purposes of the Plan, as of the last day of such Offering Period in accordance with Section 3 above.

5.	DATA PROTECTION

The Company collects and processes various types of information that is used to administer or support the Plan. “Personal Information” means information that can be used to identify or authenticate an individual but does not include business contact information and publicly available information.

In addition to the global provisions of the Sub-Plan, each Eligible Employee hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant Personal Information from all personnel, professional or not, involved in the administration and operation of the Plan, where necessary or inadvertent, including personal biographical information (including an Eligible Employee’s name, address, gender and date of birth), tax reporting information (including a Social Insurance Number and citizenship information), as well as contact information. Each Eligible Employee further authorizes the Company Group and the Committee to disclose and discuss the Plan with their advisors, to the extent reasonably necessary to administer the Plan, including in relation to audits and communication of the Plan. Each Eligible Employee further authorizes the Company Group and the Committee to record Personal Information and Plan information, and to keep such information in the Eligible Employee’s employee file.

The Company affirms its commitment to ensure that all Personal Information of Eligible Employees collected, maintained and used, is kept confidential and used only for the purposes for which it is intended, and assumes responsibility for safeguarding such Personal Information in accordance with the Plan requirements and all applicable laws.

In the event of a security breach, the Company will take reasonable steps to comply with all applicable breach notification processes in accordance with applicable law. A security breach occurs when the security or confidentiality of Personal Information is comprised, and includes the unauthorized collection, use, or disclosure of Personal Information.

The measures that the Company will undertake to safeguard the security of Personal Information collected include, but are not necessarily limited to, taking the following steps commensurate with industry standards, as applicable: (i) limiting employee and contractor access to Personal Information; (ii) securing business facilities, data centers, paper files, services back-up systems and computing equipment; (iii) implementing network, device, database, and platform security in accordance with industry standards; (iv) securing information transmission, storage and disposal; (v) implementing appropriate personnel security and integrity procedures sand practices; and (vi) providing appropriate privacy and information security training to employees.

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The administration of the Plan might entail storage of Personal Information outside of Canada, including in the following countries: United States of America. Eligible Employees will be clearly informed of such storage outside Canada and any changes thereto, and be provided with the contact information of an individual who can answer questions regarding the collection and use of Personal Information.

6.	NOTIFICATIONS

(a) Securities Law Information. Each Eligible Employee understands that the Eligible Employee is permitted to sell Shares acquired pursuant to the Plan through the designated broker appointed under the Plan, if any, provided the sale of Shares acquired pursuant to the Plan takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed.

(b) Foreign Asset/Account Reporting Information. If a Participant is a Canadian resident, such Participant may be required to report his or her foreign property on form T1135 (Foreign Income Verification Statement) if the total cost of the foreign property exceeds a certain threshold at any time in the year. Foreign property includes Shares acquired under the Plan. The Shares must be reported, generally at a nil cost, if the cost threshold is exceeded because of other foreign property the Participant holds. If Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB ordinarily would equal the fair market value of the Shares at the time of acquisition, but if a Participant owns other Shares, this ACB may have to be leveraged with the ACB of the other Shares. The form T1135 generally must be filed by April 30 of the following year.

A Participant should note that this information is provided as a summary of applicable requirements and does not constitute tax advice. The tax consequences and tax reporting requirements related to participation in the Plan are subject to change. A Participant should further consult with his or her personal advisor to ensure compliance with the applicable reporting requirements.

7.	TAX CONSEQUENCES

The following provision supplements Section 7.11 of the Plan:

Regardless of any action the Company or the Employer takes with respect to satisfying its obligations to withhold any or all statutorily prescribed amounts, including income tax (including foreign, federal, provincial, and local tax), Canada Pension Plan (“CPP”) contributions, any payroll tax, payment on account, or other items or amounts related to a Participant’s participation in the Plan and legally applicable to a Participant (“Withholding Taxes”), the ultimate liability for all Withholding Taxes legally due by a Participant is and remains such Participant’s responsibility and may exceed the amount actually withheld by the Company and/or the Employer. Neither the Company and/or the Employer (i) make any representations or undertakings regarding the treatment of any Withholding Taxes in connection with any aspect of rights under the Plan, including but not limited to, the grant, vesting, exercise of the right, the issuance of Shares upon exercise, the subsequent sale of Shares acquired pursuant to the exercise of the right and the receipt of any dividends, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the rights under the Plan to reduce or eliminate a Participant’s liability for Withholding Taxes or achieve any particular tax result. Further, if a Participant has become subject to tax in more than one jurisdiction, the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Withholding Taxes in more than one jurisdiction. Prior to any relevant taxable or tax withholding event (“Tax Date”), as applicable, a Participant will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Withholding Taxes. In this regard, the Company and/or the Employer or their respective agents are authorized, at their discretion, to satisfy the obligations with regard to all Withholding Taxes by one or a combination of the following: (A) accept a cash payment in USD in the amount of Withholding Taxes, (B) withhold whole Shares which would otherwise be delivered to a Participant having an aggregate fair market value, determined as of the Tax Date, or withhold an amount of cash from the Participant’s wages or other cash compensation which would otherwise be payable to the Participant by the Company and/or the Employer, equal to the amount necessary to satisfy any such obligations, (C) withhold from proceeds of the sale of Shares acquired upon exercise of the right either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization), or (D) a cash payment to the Company by a broker-dealer acceptable to the Company to whom a Participant has submitted an irrevocable notice of exercise. To avoid negative accounting treatment, the Company may withhold or account for

3

Withholding Taxes by considering applicable minimum statutory withholding rates. If the obligation for Withholding Taxes is satisfied by withholding in Shares, for tax purposes, a Participant is deemed to have been issued the full number of Shares subject to the right, notwithstanding that a number of Shares are held back solely for the purpose of paying the Withholding Taxes. Finally, a Participant shall pay to the Company or the Employer any amount of Withholding Taxes that the Company or the Employer may be required to withhold as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company shall have sole discretion to deliver the Shares if a Participant fails to comply with such Participant’s obligations in connection with the Withholding Taxes as described in this section and each Participant unconditionally consents to and approves any such action taken by the Company. A Participant (or any beneficiary or person entitled to act on a Participant’s behalf) shall provide the Company with any forms, documents or other information reasonably required by the Company.

4

CORSAIR GAMING, INC.

2020 EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR

INTERNATIONAL PARTICIPANTS

FRANCE

1.	APPLICATION

This section sets forth additional terms and conditions applicable to the rights granted to, and the Shares purchased by, Eligible Employees who are (or are deemed to be) resident in France for the purpose of payment of taxes or who exercise all of their employment duties in France and forms an integral part of the Plan and Sub-Plan. Eligible Employees in France are advised that part-time and temporary Employees may be excluded from participation in the Plan.

2.	SECURITIES LAWS

The Plan does not require a prospectus to be submitted for approval to the French Financial Market Authority (the “Autorité des marchés financiers”). Persons or entities referred to in Point 2°, Section II of Article L. 411-2 of the French Monetary and Financial Code may take part in the Plan solely for their own account, as provided in Articles D. 411-1, D. 411-2, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the French Monetary and Financial Code. The financial instruments purchased under the Plan cannot be distributed directly or indirectly to the public otherwise than in accordance with Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the French Monetary and Financial Code.

3.	TAX CONSEQUENCES

Any tax consequences arising from the vesting or distribution or otherwise pursuant to a right granted under the Plan shall be borne solely by the Eligible Employee (including, without limitation, the Eligible Employee’s individual income tax and the Eligible Employee’s social security contributions, if applicable). The Company Group shall be entitled to (a) withhold Eligible Employee’s social security contributions and individual income tax (if required) according to the requirements under Applicable Laws, rules and regulations, including withholding taxes at source and (b) report the income and requested details in respect of any right granted under the Plan to the competent tax and social security authorities. Furthermore, the Eligible Employee shall agree to indemnify the Company Group and hold them harmless against and from any and all liability for any such tax or other payment or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Eligible Employee.

4.	LANGUAGE CONSENT

By agreeing to participate in the Plan, each Eligible Employee Participant confirms having read and understood the documents relating to the Plan, this Sub-Plan and the subscription agreement, which were provided in English language. Participant accepts the terms of those documents accordingly.

En acceptant l’attribution, vous confirmez ainsi avoir lu et compris les documents relatifs à cette attribution (le Plan, le contrat et cette Annexe) qui ont été communiqués en langue anglaise. Vous acceptez les termes en connaissance de cause.

1

CORSAIR GAMING, INC.

2020 EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR

INTERNATIONAL PARTICIPANTS

GERMANY

1.	APPLICATION

This section sets forth additional terms and conditions applicable to the rights granted to, and the shares of Stock purchased by, Eligible Employees who are (or are deemed to be) resident in Germany for the purpose of payment of taxes or who exercise all of their employment duties in Germany and forms an integral part of the Plan and Sub-Plan.

2.	DEFINITION OF EMPLOYEE

The definition of Employee shall, for the avoidance of doubt, include the directors of any German Designated Subsidiary who perform paid work for such German Designated Subsidiary under a director’s contract. Eligible Employees in Germany are advised that part-time and temporary Employees may be excluded from participation in the Plan.

3.	LEAVES OF ABSENCES

The Company’s discretion to grant Options under the Plan and Sub-Plan shall be exercised in a manner complying with German law, in particular with the labor law principle of equal treatment (arbeitsrechtlicher Gleichbehandlungsgrundsatz) and with the prohibition of discrimination (Diskriminierungsverbot). For the avoidance of doubt, any sick leave or other leave of absence as used in the Plan shall be interpreted and applied as compliant with German law.

4.	ACCOUNTS AND PARTICIPATION

Each Participant’s accumulated payroll deductions under the Plan will be held in an account owned and managed by the Participant. The Administrator may establish procedures under the Plan and this Sub-Plan to ensure participation and administration of the Plan and Sub-Plan are in compliance with applicable German laws, rules and regulations.

5.	USE OF FUNDS

For the purposes of this Sub-Plan, Section 7.6 of the Plan does not apply.

6.	NO LEGAL CLAIM

Each Participant acknowledges and agrees that any Option under the Plan and Sub-Plan is a voluntary one-time benefit, and that the Participant in the Plan and Sub-Plan does not have a legal claim for further Options under the Plan.

7.	BOARD, ADMINISTRATOR AND COMMITTEE DISCRETION AND DECISIONS

The discretion of the Administrator under the Plan and the Sub-Plan, including their interpretation and any decisions taken thereunder, shall be exercised reasonably (nach billigem Ermessen) in accordance with German law.

8.	CONSENT TO PERSONAL DATA PROCESSING AND TRANSFER

The following provisions shall apply in lieu of Section 2(a) of the global provisions of the Sub-Plan:

1

It shall be a term and condition of each award under the Plan that an Eligible Employee acknowledges and consents to the collection, use, processing and transfer of personal data as described below. The Company, [INSERT OTHER COMPANY ENTITIES (NAMES AND ADDRESSES) WHO CAN RECEIVE DATA], and their affiliates (collectively, the “Company Group”), hold certain personal information, including the Eligible Employee’s name, home address and telephone number, date of birth, social security number or other employee tax identification number, employment history and status, salary, nationality, job title, and any equity compensation grants awarded, cancelled, purchased, vested, unvested or outstanding in the Eligible Employee’s favor, for the only purpose of managing and administering the Plan (“Data”). The Company Group will transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. The Company Group may also make the Data available to public authorities where required under locally applicable law. These recipients may be located in the United States, the European Economic Area, or elsewhere, which the Eligible Employee separately and expressly consents to, accepting that outside the European Economic Area, data protection laws may not be as protective as within. The third parties currently assisting the Company in the implementation, administration and management of the Plan are the following: [INSERT THIRD PARTIES (NAMES AND ADDRESSES) WHO CAN RECEIVE DATA]. However, from time to time, the Company Group may retain additional or different third parties for any of the purposes mentioned on which the Company will inform the Eligible Employee and seek additional consent of the Eligible Employee. The Eligible Employee hereby authorizes the Company Group to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan on behalf of the Eligible Employee to a third party with whom the Eligible Employee may have elected to have payment made pursuant to the Plan. A Participant may, at any time, review Data, require any necessary amendments to it or withdraw the consent herein in writing by contacting the Company through its local Human Resources Director; however, withdrawing the consent may affect the Participant’s ability to participate in the Plan and receive the benefits under the Election Form. Data will only be held as long as necessary to implement, administer and manage the Participant’s participation in the Plan and any subsequent claims or rights.

9.	TAXES AND OTHER WITHHOLDING

For the avoidance of doubt, any withholding and payment obligations under the Plan and the Sub-Plan shall be made by the relevant Designated Subsidiary employing the Eligible Employee when due and any taxes should always include German social security contributions (including the Eligible Employee’s portion) as well as any other mandatory withholding and pay obligations in accordance with German law.

10.	TAX CONSEQUENCES

Any tax consequences arising from the vesting or distribution or otherwise pursuant an Option under the Plan or the Plan shall be borne solely by the Eligible Employee (including, without limitation, the Eligible Employee’s individual income tax and the Eligible Employee’s social security contributions, if applicable). The Company Group shall be entitled to (i) withhold an Eligible Employee’s social security contributions and individual income tax (if required) according to the requirements under applicable laws, rules and regulations, including withholding taxes at source and (ii) report the income and requested details in respect of any right to purchase shares of Stock under the Plan or the Plan to the competent tax and social security authorities. Furthermore, the Eligible Employee shall agree to indemnify the Company Group and hold them harmless against and from any and all liability for any such tax or other payment or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Eligible Employee.

11.	EXCHANGE CONTROL INFORMATION

Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank (Bundesbank). In the event Participant makes or receives a payment in excess of this amount, he or she must report the payment to Bundesbank electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available via Bundesbank’s website (www.bundesbank.de).

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12.	FOREIGN ASSET/ACCOUNT REPORTING INFORMATION

If Participant’s acquisition of shares acquired under the Plan leads to a so-called qualified participation at any point during the calendar year, Participant may need to report the acquisition when Participant files his or her tax return for the relevant year. A qualified participation is attained if (a) the value of the shares acquired exceeds €150,000 or (b) in the unlikely event Participant holds Stock exceeding 10% of the Company’s total Common Stock. However, if the Common Stock is listed on a recognized U.S. stock exchange and Participant owns less than 1% of the Company, this requirement will not apply to Participant.

3

CORSAIR GAMING, INC.

2020 EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR

INTERNATIONAL PARTICIPANTS

HONG KONG

1.	APPLICATION

This section sets forth additional terms and conditions applicable to the rights granted to, and the Shares purchased by, Eligible Employees who are (or are deemed to be) resident in Hong Kong for the purpose of payment of taxes or who exercise all of their employment duties in Hong Kong and forms an integral part of the Plan and Sub-Plan.

2.	SECURITIES WARNING

The grant of the purchase rights and the issuance of shares upon purchase do not constitute a public offer of securities under Hong Kong law and are available only to employees. The Plan, this Sub-Plan, any enrollment forms and other incidental communication materials that the Eligible Employee may receive have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under applicable securities laws in Hong Kong. Furthermore, none of the documents relating to the Plan have been reviewed by any regulatory authority in Hong Kong. Each Eligible Employee is advised to exercise caution in relation to the offer. If a Eligible Employee is in any doubt about any of the contents of the Plan, this Sub-Plan, any enrollment forms and other communication materials, the Eligible Employee should obtain independent professional advice.

3.	NATURE OF SCHEME

The Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance.

1

[CORSAIR GAMING, INC.

2020 EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR

INTERNATIONAL PARTICIPANTS

INDIA]

[To Come.]

1

CORSAIR GAMING, INC.

2020 EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR

INTERNATIONAL PARTICIPANTS

POLAND

1. Application. This Sub-Plan for Polish participants in the Corsair Gaming, Inc. Employee Stock Purchase Plan (this “Sub-Plan”) sets forth additional terms and conditions applicable to awards granted to Eligible Employees who are (or are deemed to be) resident in Poland for the purpose of payment of taxes or who exercise all of their employment duties in Poland and forms an integral part of the Corsair Gaming, Inc. Employee Stock Purchase Plan (the “Plan”).

The Plan and this Sub-Plan are complementary to each other and shall be deemed as one. In any case of contradiction with respect to awards granted to Eligible Employees, whether explicit or implied, between the provisions of this Sub-Plan and the Plan, the provisions set out in the Sub-Plan shall prevail.

2. Payroll Withholding Authorization. In order to purchase Common Stock under the Plan, each Eligible Employee must sign a payroll withholding authorization in such form distributed to participant by the Company or by the Employer (which form may be in addition to the subscription agreement), whereby the participant requests and authorizes the Employer to withhold from the participant’s Compensation the amount specified in such payroll authorization form and/or subscription agreement). A participant’s authorized withholding will continue until the participant files the prescribed notification form with the Administrator notifying it of the participant’s withdrawal from the Plan.

3. Foreign Asset/Account Reporting Information. If an Eligible Employee maintains bank or brokerage accounts holding cash and foreign securities (including shares) outside of Poland, the Eligible Employee will be required to report information to the National Bank of Poland on transactions and balances in such accounts if the value of such cash and securities exceeds a certain threshold. If required, such reports must be filed on a quarterly basis on special forms available on the website of the National Bank of Poland.

4. Exchange Control Information. The transfer of funds in excess of a certain amount into Poland must be made through a bank account in Poland. Each participant is required to store all documents connected with any foreign exchange transactions for a period of five years, as measured from the end of the year in which such transaction occurred.

5. Governing Law. The validity and enforceability of this Sub-Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law, except to the extent that mandatory provisions of the laws of Poland.

1

[CORSAIR GAMING, INC.

2020 EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR

INTERNATIONAL PARTICIPANTS

SLOVENIA]

[To Come.]

1

CORSAIR GAMING, INC.

2020 EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR

INTERNATIONAL PARTICIPANTS

SOUTH KOREA

1. Application. This Sub-Plan for Korean participants in the Corsair Gaming, Inc. Employee Stock Purchase Plan (this “Sub-Plan”) sets forth additional terms and conditions applicable to awards granted to Eligible Employees who are (or are deemed to be) resident in Korea for the purpose of payment of taxes or who exercise all of their employment duties in Korea and forms an integral part of the Corsair Gaming, Inc. Employee Stock Purchase Plan (the “Plan”).

The Plan and this Sub-Plan are complementary to each other and shall be deemed as one. In any case of contradiction with respect to awards granted to Eligible Employees, whether explicit or implied, between the provisions of this Sub-Plan and the Plan, the provisions set out in the Sub-Plan shall prevail.

2. Notifications.

(a) Exchange Control Information. Korean residents who realize certain amounts from the sale of shares must repatriate the proceeds to Korea within three years of the sale or receipt.

(b) Foreign Asset/Account Reporting Information. Korean residents must declare all foreign financial accounts (i.e., non-Korean bank accounts, brokerage accounts, etc.) to the Korean tax authority and file a report with respect to such accounts if the monthly balance of such accounts exceeds a certain threshold on any month-end during a calendar year. An Eligible Employee should consult with his or her personal tax advisor to determine his or her personal reporting obligations.

3. Governing Law. The validity and enforceability of this Sub-Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law, except to the extent that mandatory provisions of the laws of Korea.

1

[CORSAIR GAMING, INC.

2020 EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR

INTERNATIONAL PARTICIPANTS

SWEDEN]

[To Come.]

1

CORSAIR GAMING, INC.

2020 EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR

INTERNATIONAL PARTICIPANTS

TAIWAN

1. Application. This Sub-Plan for Taiwanese participants in the Corsair Gaming, Inc. Employee Stock Purchase Plan (this “Sub-Plan”) sets forth additional terms and conditions applicable to awards granted to Eligible Employees who are (or are deemed to be) residents of Taiwan for the purpose of payment of taxes and forms an integral part of the Corsair Gaming, Inc. Employee Stock Purchase Plan (the “Plan”). The Plan and this Sub-Plan are complimentary to each other and shall be deemed as one. In any case of contradiction with respect to awards granted to Eligible Employees, whether explicit or implied, between the provisions of this Sub-Plan and the Plan, the provisions set out in the Sub-Plan shall prevail. Any capitalized terms used in this Sub-Plan but not defined shall have the meaning given to those terms in the Plan.

2. Data Protection. It shall be a term and condition of each award granted under this Sub-Plan that the Eligible Employee agrees and consents to the following:

(a) the collection, receipt, use, retention and transfer, in electronic or other form, of his or her personal data by and among the Company, its Parent, its Subsidiaries, affiliates and third party vendors for the exclusive purpose of implementing, administering and managing the Eligible Employee’s awards under the Plan and the acquisition of shares of Common Stock pursuant to the Plan;

(b) that the Eligible Employee’s personal data, including but not limited to, name, home address, telephone number, employee number, employment status, social security number, tax identification number, job and payroll location, data for tax withholding purposes and stocks awarded, cancelled, exercised, vested and unvested may be transferred to third parties assisting in the implementation, administration and management of the Eligible Employee’s awards under the Plan and the acquisition of shares of Common Stock pursuant to the Plan and the Eligible Employee expressly authorizes such transfer as well as the retention, use, and the subsequent transfer of the data by the recipient(s);

(c) that the recipients of the foregoing information may be located in the Employee’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Employee’s country;

(d) that data will be held only as long as is necessary to implement, administer and manage the Eligible Employee’s awards under the Plan and the acquisition of shares of Common Stock pursuant to the Plan;

(e) that the Eligible Employee may, at any time, request a list with the names and addresses of any potential recipients of the personal data, view data, request additional information about the storage and processing of data, require any necessary amendments to data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company’s local legal or human resources department representative; and

(f) that refusing or withdrawing his or her consent may affect his or her ability to accept an award under the Plan.

For more information on the consequences of the Eligible Employee’s refusal to consent or withdrawal of consent, the Eligible Employee may contact the Company’s local legal or human resources department representative.

3. Not a Contract of Employment. Notwithstanding any other provision of the Plan:

1

(a) the Plan shall not form part of any contract of employment between the Company or any Parent or Subsidiary and an Eligible Employee;

(b) unless expressly so provided in his or her contract of employment, an Eligible Employee has no right or entitlement to be granted an award or any expectation that an award might be made to him, whether subject to any conditions or at all;

(c) the value of the awards under the Plan are outside the scope of an Eligible Employee’s employment contract, if any;

(d) the value of the awards under the Plan are not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments;

(e) no claim or entitlement to compensation or damages arises if the awards under the Plan or the Common Stock issued pursuant to the Plan do not increase in value and each Eligible Employee irrevocably releases the Company, its Parent, its Subsidiaries, affiliates and third party vendors from any such claim that does arise;

(f) the rights or opportunity granted to an Eligible Employee on the making of an award shall not give the Eligible Employee any rights or additional rights and if an Eligible Employee ceases to be employed by the Company or any Parent or Subsidiary, the Eligible Employee shall not be entitled to compensation for the loss of any right or benefit or prospective right or benefit under the Plan (including, in particular but not by way of limitation, any awards held by him or her which lapse by reason of his ceasing to be employed by the Company or any Parent or Subsidiary) whether by way of damages for unfair dismissal, wrongful dismissal, breach of contract or otherwise;

(g) the Eligible Employee shall not be entitled to any compensation or damages for any loss or potential loss which he may suffer by reason of being unable to acquire or retain shares of Common Stock, or any interest in shares of Common Stock pursuant to an award in consequence of the loss or termination of his office or employment with the Company or any present or past Parent or Subsidiary for any reason whatsoever (whether or not the termination is ultimately held to be wrongful or unfair);

(h) the rights of the Eligible Employee under the Plan and any agreement in connection therewith is between the Eligible Employee and the Company, and the Eligible Employee’s local employer is not a party to such agreements; and

(i) by accepting the grant of an award and not renouncing it, the Eligible Employee is deemed to have agreed to the provisions of this Section 3.

4. Tax Consequences.

(a) The Eligible Employee agrees to indemnify and keep indemnified the Company, its Parents and any Subsidiaries from and against any liability for or obligation to pay any tax liability that is attributable to: (i) the grant or exercise of an award under this Sub-Plan; (ii) the acquisition by the Eligible Employee of shares of Common Stock pursuant to the exercise of an award under this Sub-Plan; or (iii) the disposal of any shares of Common Stock (a “Tax Liability”).

(b) Without prejudice to the terms of the Plan, an award under this Sub-Plan cannot be exercised, and no shares of Common Stock may be purchased with respect thereto, until the Eligible Employee has made such arrangements as the Company may require for the satisfaction of any Tax Liability that may arise in connection with the exercise of the award and/or the acquisition of the shares of Common Stock by the Eligible Employee. Where any Tax Liability is likely to arise, the Company, the Company or the Eligible Employee’s employer (the “Employer”), the Parent or any Subsidiary may recover from the Eligible Employee an amount of money sufficient to meet the Tax Liability by any of the following arrangements:

2

(i) deduction from salary or other payments due to the Eligible Employee; or

(ii) withholding the issue, allotment or transfer to the Eligible Employee of that number of shares of Common Stock (otherwise to be acquired by the Eligible Employee on the exercise of the award) whose aggregate market value on date of exercise is, so far as possible, equal to, but not less than, the amount of Tax Liability (together with the fees and expenses incurred in the sale of the shares, where the company intends to sell the shares to meet the Tax Liability); or

(iii) withholding the issue, allotment or transfer to the Eligible Employee of the shares of Common Stock otherwise to be acquired by the Eligible Employee pursuant to the award until the Eligible Employee has demonstrated to the satisfaction of the Company or the Employer that he or she has given irrevocable instructions to a third party (for example a broker) satisfactory to the Company or the Employer to sell sufficient of those shares to ensure the net proceeds are so far as possible, equal to but not less than, the amount of the Tax Liability; or

(iv) where the Tax Liability arises as a result of a release or assignment by the Eligible Employee of the award, a deduction from the payment made to him or her as consideration for such release or assignment.

(c) Paragraph (b) will not apply where the Eligible Employee has, before the allotment, issuance or transfer of the shares of Common Stock to be issued or transferred to the Eligible Employee as a result of the exercise of the award, paid to the Company or the Employer, in cleared funds, a sum equal to the applicable Tax Liability.

5. No Registration. It shall be a term and condition of each award granted under this Sub-Plan that the Eligible Employee acknowledges that neither the awards under the Plan nor the shares of Common Stock issuable under the Plan have been and they will not be registered with or approved by the Financial Supervisory Commission of the Republic of China pursuant to relevant securities laws and regulations and neither the awards under the Plan nor the shares of Common Stock issuable under the Plan may be offered or sold within the Republic of China through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Law of the Republic of China that requires a registration or approval of the Financial Supervisory Commission of the Republic of China.

6. Foreign Exchange. It shall be a term and condition of each award granted under this Sub-Plan that the Eligible Employee acknowledges that that he or she may be required to do certain acts and/or execute certain documents in connection with the grant of awards under the Plan, the purchase of shares of Common Stock under the Plan and disposing of the shares of Common Stock so purchased, including but not limited to obtaining foreign exchange approval for remittance of funds and other governmental approvals within the Republic of China. Each Eligible Employee shall pay his or her own costs and expenses with respect to any event concerning such Eligible Employee arising as a result of the Plan.

7. Governing Law. The validity and enforceability of this Sub-Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law, except to the extent that mandatory provisions of Taiwanese law apply.

3

CORSAIR GAMING, INC.

2020 EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR

INTERNATIONAL PARTICIPANTS

UNITED KINGDOM

1.	APPLICATION

This section sets forth additional terms and conditions applicable to the rights granted to, and the shares of Stock purchased by, Eligible Employees who are (or are deemed to be) resident in the United Kingdom for the purpose of payment of taxes or who exercise all of their employment duties in the United Kingdom and forms an integral part of the Plan and Sub-Plan.

2.	TAX CONSEQUENCES

(a) The Eligible Employee agrees to indemnify and keep indemnified the Company Group from and against any liability for or obligation to pay any tax liability that is attributable to: (i) the grant or exercise of a right under the Plan; (ii) the acquisition by the Eligible Employee of shares of Common Stock on exercise of the right; or (iii) the disposal of any shares of Common Stock (each, a “Tax Liability”).

(b) At the discretion of the Administrator, purchase rights granted under the Plan cannot be exercised until the Eligible Employee has entered into an election with the Company or the Employer as appropriate (in a form approved by the Employer and HMRC) (a “joint election”) under which any liability of the Company Group for Employer’s National Insurance Contributions arising in respect of the grant, exercise of or other dealing in the rights granted under the Plan, or the acquisition of shares of Common Stock on exercise of the right, is transferred to and met by the Eligible Employee.

(c) Without prejudice to the terms of the Plan, rights cannot be exercised until the Eligible Employee has made such arrangements as the Company Group may require for the satisfaction of any Tax Liability that may arise in connection with the exercise of the right and/or the acquisition of the shares of Stock by the Eligible Employee. Where any Tax Liability is likely to arise, the Company Group may recover from the Eligible Employee an amount of money sufficient to meet the Tax Liability by any of the following arrangements:

(i) deduction from salary or other payments due to the Eligible Employee;

(ii) withholding the issue, allotment or transfer to the Eligible Employee of that number of shares of Common Stock (otherwise to be acquired by the Eligible Employee on the exercise of the right) whose aggregate market value on date of exercise is, so far as possible, equal to, but not less than, the amount of Tax Liability (together with the fees and expenses incurred in the sale of the shares of Common Stock, where the Company intends to sell the shares to meet the Tax Liability);

(iii) withholding the issue, allotment or transfer to the Eligible Employee of the shares of Stock otherwise to be acquired by the Eligible Employee pursuant to the right until the Eligible Employee has demonstrated to the satisfaction of the Company Group that he has given irrevocable instructions to a third party (for example, a broker) satisfactory to the Company Group to sell a sufficient number of those shares to ensure the net proceeds are so far as possible, equal to but not less than, the amount of the Tax Liability; or

(iv) where the Tax Liability arises as a result of a release or assignment by the Eligible Employee of the right, a deduction from the payment made to him as consideration for such release or assignment.

(d) Section 2(c) of this Sub-Plan will not apply where the Eligible Employee has, before the allotment, issuance or transfer of the shares of Stock to be issued or transferred to the Eligible Employee as a result of the exercise of the right, paid to the Company Group, in cleared funds a sum equal to the Tax Liability arising on the exercise of the right.

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